Exhibit 99.1

First National Corporation Announces Increase in Third Quarter Net Income to $1.8 Million

STRASBURG, Va., October 25, 2017 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) today reported net income of $1.8 million and earnings per share of $0.37 for the third quarter ended September 30, 2017. This was a $138 thousand, or 8%, increase when compared to net income of $1.7 million and earnings per share of $0.34 for the third quarter of 2016. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expenses.

For the nine months ended September 30, 2017, net income increased $905 thousand, or 21%, to $5.1 million and $1.04 per share, compared to net income of $4.2 million and $0.86 per share for the same period of 2016. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expenses.

Select highlights for the third quarter of 2017:

•	Return on equity of 12.78%

•	Return on average assets of 1.00%

•	Net loans increased 9% annualized during the quarter

•	Net interest income increased $573 thousand, or 10%

•	Net interest margin increased for the fourth consecutive quarter to 3.79%

•	Nonperforming assets to total assets of 0.32%

•	Efficiency ratio improved to 66.38%

•	Expanded to the Richmond, Virginia market with experienced banking team

“We are pleased with the continued growth of earnings and profitability. Loan growth and disciplined pricing resulted in a $1.3 million increase in revenue from net interest income, while noninterest expenses decreased $590 thousand, when comparing the nine months ended September 30, 2017 to the same period in the prior year,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “Earlier this month, the Company expanded its franchise with the addition of an experienced banking team and a branch office located in the Westhampton neighborhood of Richmond. The recent expansion is expected to contribute to the continued growth of the Company, while diversifying our business into another attractive Virginia market.”

BALANCE SHEET

Total assets of First National increased $18.8 million to $731.5 million at September 30, 2017, compared to one year ago. While total assets increased, the composition of the balance sheet changed as loans, net of the allowance for loan losses, increased $44.2 million, or 9%, and securities and interest-bearing deposits in banks decreased $24.5 million, or 13%. The loan-to-asset ratio increased to 70% at September 30, 2017, up from 66% one year ago, and the loan-to-deposit ratio increased to 78% from 73%.

Total deposits increased $15.5 million, or 2%, to $656.3 million, compared to $640.7 million at September 30, 2016. When comparing the composition of the deposit portfolio at September 30, 2017 to one year ago, noninterest-bearing demand deposits increased $11.1 million, from 26% to 27% of total deposits, while time deposits decreased $5.6 million, from 21% to 19%.

Shareholders’ equity increased $6.6 million to $57.5 million at September 30, 2017 compared to $51.0 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $56.5 million at the end of the third quarter, compared to $49.2 million at September 30, 2016. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the third quarter.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $573 thousand, or 10%, to $6.4 million for the quarter ended September 30, 2017, compared to $5.8 million for the third quarter of 2016. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 3%, and the net interest margin increased 22 basis points to 3.79% for the quarter ended September 30, 2017, compared to 3.57% for the same period in 2016. The increase in the net interest margin resulted from a 28 basis point increase in the yield on total earning assets, which was partially offset by a 6 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields from all earning asset classes and a change in the composition of earning assets. Yields increased on loans, securities, and interest-bearing deposits in banks by 12 basis points, 17 basis points and 66 basis points, respectively. A change in the asset composition also favorably impacted the earning asset yield as average loan balances increased to 75% of average earning assets for the quarter ended September 30, 2017, compared to 71% of average earning assets for the same period in 2016.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits, with the largest impact coming from a 17 basis point increase in the cost of interest-bearing checking accounts, when comparing the periods.

Noninterest income totaled $2.0 million, compared to $2.3 million for the same period of 2016. This was primarily a result of decreases in service charges on deposits and other operating income. Service charges on deposits decreased $181 thousand, primarily from lower overdraft revenue. The $113 thousand decrease in other operating income was primarily attributable to a $102 thousand life insurance benefit recorded during the third quarter of the prior year. These decreases were partially offset by an increase in wealth management revenue.

Noninterest expense decreased $46 thousand, or 1%, to $5.8 million. Amortization expense decreased $36 thousand, supplies expense decreased $27 thousand, ATM and check card expense decreased $24 thousand, and FDIC assessment decreased $22 thousand. These decreases were partially offset by increases in salaries and employee benefits of $38 thousand, legal and professional fees of $37 thousand, and bank franchise tax of $22 thousand.

ANALYSIS OF THE NINE MONTH PERIOD

For the nine months ended September 30, 2017, net interest income increased $1.3 million, or 8%, to $18.7 million, compared to $17.3 million for the same period in 2016. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 4%, and the net interest margin increased 13 basis points to 3.74% for the nine months ended September 30, 2017, compared to 3.61% for the same period in 2016. The increase in the net interest margin resulted from a 17 basis point increase in the yield on total earning assets, which was partially offset by a 4 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields from all earning asset classes and a change in the composition of earning assets. Yields increased on loans, securities, and interest-bearing deposits in banks by 3 basis points, 14 basis points and 35 basis points, respectively. A change in the asset composition also favorably impacted the earning asset yield, as average loan balances increased to 74% of average earning assets for the nine months ended September 30, 2017, compared to 70% of average earning assets for the same period in 2016.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits, with the largest impact coming from a 16 basis point increase in the cost of interest-bearing checking accounts, when comparing the periods.

Noninterest income totaled $5.9 million, compared to $6.4 million for the same period of 2016. This was primarily a result of decreases in service charges on deposits and other operating income. Service charges on deposits decreased $385 thousand, primarily from lower overdraft revenue. The decrease in other operating income was primarily attributable to a $102 thousand life insurance benefit recorded in the prior year. These decreases were partially offset by increases in wealth management revenue.

Noninterest expense decreased $590 thousand, or 3%, to $17.3 million. Salaries and employee benefits decreased $457 thousand, or 5%, FDIC assessment decreased $114 thousand, amortization expense decreased $112 thousand, and occupancy decreased $75 thousand. These decreases were partially offset by a $126 thousand increase in net other real estate owned expense and a $58 thousand increase in marketing expense. Other real estate owned expense totaled $6 thousand for the nine month period of 2017, compared to other real estate income of $120 thousand for the same period of 2016.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan loss during the three month and nine month periods ended September 30, 2017. Net charge-offs totaled $143 thousand for the third quarter of 2017. For the nine month period, net charge-offs totaled $20 thousand. Nonperforming assets totaled $2.4 million, or 0.32% of total assets at September 30, 2017, which was an improvement compared to $3.8 million, or 0.53% of total assets, one year ago. The allowance for loan losses totaled $5.3 million at September 30, 2017 and $5.6 million at September 30, 2016, representing 1.03% and 1.19% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Income Statement
Interest income
Interest and fees on loans	$6,138	$5,933	$5,646	$5,556	$5,500
Interest on deposits in banks	92	86	61	55	73
Interest on securities
Taxable interest	637	634	662	655	613
Tax-exempt interest	148	145	143	139	136
Dividends on restricted securities	21	21	20	21	20
Total interest income	$7,036	$6,819	$6,532	$6,426	$6,342
Interest expense
Interest on deposits	$446	$405	$383	$353	$338
Interest on subordinated debt	91	89	89	91	91
Interest on junior subordinated debt	79	76	68	69	65
Interest on other borrowings	—	—	—	—	1
Total interest expense	$616	$570	$540	$513	$495
Net interest income	$6,420	$6,249	$5,992	$5,913	$5,847
Provision for loan losses	—	—	—	—	—
Net interest income after provision for loan losses	$6,420	$6,249	$5,992	$5,913	$5,847
Noninterest income
Service charges on deposit accounts	$760	$735	$755	$877	$941
ATM and check card fees	516	527	501	505	529
Wealth management fees	359	355	347	353	339
Fees for other customer services	131	137	140	154	143
Income from bank owned life insurance	117	102	85	109	123
Net gains (losses) on sales of securities	11	13	—	(2)	4
Net gains on sale of loans	54	34	33	42	50
Other operating income	69	75	80	89	182
Total noninterest income	$2,017	$1,978	$1,941	$2,127	$2,311
Noninterest expense
Salaries and employee benefits	$3,221	$3,122	$3,242	$2,897	$3,183
Occupancy	379	348	367	364	380
Equipment	400	400	408	402	406
Marketing	138	136	136	210	125
Supplies	81	105	91	138	108
Legal and professional fees	216	245	197	238	179
ATM and check card fees	205	229	162	211	229
FDIC assessment	84	77	79	72	106
Bank franchise tax	111	110	104	90	89
Telecommunications expense	95	108	110	112	110
Data processing expense	153	152	150	159	160
Postage expense	62	74	61	56	56
Amortization expense	151	160	169	179	187
Other real estate owned expense (income), net	—	4	2	—	1
Net loss on disposal of premises and equipment	—	—	—	—	8
Other operating expense	511	435	473	507	526
Total noninterest expense	$5,807	$5,705	$5,751	$5,635	$5,853
Income before income taxes	$2,630	$2,522	$2,182	$2,405	$2,305
Income tax expense	798	766	639	724	611
Net income	$1,832	$1,756	$1,543	$1,681	$1,694

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Common Share and Per Common Share Data
Net income, basic	$0.37	$0.36	$0.31	$0.34	$0.34
Weighted average shares, basic	4,943,301	4,940,904	4,935,421	4,927,728	4,925,753
Net income, diluted	$0.37	$0.36	$0.31	$0.34	$0.34
Weighted average shares, diluted	4,946,128	4,942,726	4,937,625	4,933,572	4,929,922
Shares outstanding at period end	4,945,056	4,941,604	4,940,766	4,929,403	4,926,546
Tangible book value at period end	$11.42	$11.08	$10.64	$10.26	$9.99
Cash dividends	$0.035	$0.035	$0.035	$0.03	$0.03

Key Performance Ratios
Return on average assets	1.00%	0.96%	0.88%	0.94%	0.95%
Return on average equity	12.78%	12.79%	11.78%	13.04%	13.44%
Net interest margin	3.79%	3.73%	3.70%	3.60%	3.57%
Efficiency ratio (1)	66.38%	66.71%	69.52%	67.05%	68.57%

Average Balances
Average assets	$729,651	$730,838	$714,714	$711,834	$710,005
Average earning assets	681,800	682,132	667,184	663,982	661,624
Average shareholders’ equity	56,857	55,068	53,132	51,295	50,160

Asset Quality
Loan charge-offs	$243	$161	$106	$337	$195
Loan recoveries	100	154	236	48	71
Net charge-offs (recoveries)	143	7	(130)	289	124
Non-accrual loans	2,121	1,913	1,596	1,520	3,521
Other real estate owned, net	250	250	250	250	250
Nonperforming assets	2,371	2,163	1,846	1,770	3,771
Loans 30 to 89 days past due, accruing	1,960	1,368	2,606	2,583	2,036
Loans over 90 days past due, accruing	89	151	119	116	59
Troubled debt restructurings, accruing	287	291	296	300	392
Special mention loans	9,677	10,378	12,896	13,073	14,238
Substandard loans, accruing	9,218	9,295	7,877	8,056	8,273

Capital Ratios (2)
Total capital	$71,318	$69,325	$67,264	$65,590	$65,759
Tier 1 capital	66,017	63,881	61,813	60,269	60,149
Common equity tier 1 capital	66,017	63,881	61,813	60,269	60,149
Total capital to risk-weighted assets	13.91%	13.82%	13.53%	13.47%	13.90%
Tier 1 capital to risk-weighted assets	12.87%	12.73%	12.43%	12.38%	12.72%
Common equity tier 1 capital to risk-weighted assets	12.87%	12.73%	12.43%	12.38%	12.72%
Leverage ratio	9.06%	8.76%	8.66%	8.48%	8.48%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Balance Sheet
Cash and due from banks	$9,162	$9,801	$10,593	$10,106	$8,955
Interest-bearing deposits in banks	24,480	40,937	35,246	30,986	47,902
Securities available for sale, at fair value	93,102	89,741	91,907	94,802	88,323
Securities held to maturity, at carrying value	49,376	50,824	51,999	53,398	55,263
Restricted securities, at cost	1,570	1,570	1,570	1,548	1,548
Loans held for sale	660	999	—	337	1,053
Loans, net of allowance for loan losses	509,406	498,389	492,319	480,746	465,224
Other real estate owned, net of valuation allowance	250	250	250	250	250
Premises and equipment, net	20,510	20,501	20,709	20,785	20,852
Accrued interest receivable	1,886	1,728	1,753	1,746	1,631
Bank owned life insurance	14,232	14,115	14,013	13,928	13,808
Core deposit intangibles, net	1,071	1,222	1,382	1,551	1,730
Other assets	5,798	5,580	5,555	5,817	6,133
Total assets	$731,503	$735,657	$727,296	$716,000	$712,672

Noninterest-bearing demand deposits	$179,351	$176,780	$173,963	$168,076	$168,204
Savings and interest-bearing demand deposits	350,879	362,128	353,958	349,067	340,884
Time deposits	126,032	122,920	126,848	128,427	131,654
Total deposits	$656,262	$661,828	$654,769	$645,570	$640,742
Other borrowings	—	—	—	—	—
Subordinated debt	4,943	4,939	4,934	4,930	4,926
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	3,485	3,644	4,336	4,070	6,742
Total liabilities	$673,969	$679,690	$673,318	$663,849	$661,689

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,181	6,177	6,176	6,162	6,158
Surplus	7,238	7,177	7,155	7,093	7,046
Retained earnings	44,368	42,709	41,126	39,756	38,223
Accumulated other comprehensive loss, net	(253)	(96)	(479)	(860)	(444)
Total shareholders’ equity	$57,534	$55,967	$53,978	$52,151	$50,983
Total liabilities and shareholders’ equity	$731,503	$735,657	$727,296	$716,000	$712,672

Loan Data
Mortgage loans on real estate:
Construction and land development	$37,182	$36,783	$36,024	$34,699	$34,518
Secured by farm land	657	666	676	688	695
Secured by 1-4 family residential	203,896	205,114	205,623	198,763	196,492
Other real estate loans	221,497	215,076	215,915	210,522	202,148
Loans to farmers (except those secured by real estate)	525	511	461	1,316	737
Commercial and industrial loans (except those secured by real estate)	33,922	30,690	28,731	28,665	25,114
Consumer installment loans	12,047	9,938	5,279	4,611	4,283
Deposit overdrafts	196	245	199	264	260
All other loans	4,785	4,810	4,862	6,539	6,587
Total loans	$514,707	$503,833	$497,770	$486,067	$470,834
Allowance for loan losses	(5,301)	(5,444)	(5,451)	(5,321)	(5,610)
Loans, net	$509,406	$498,389	$492,319	$480,746	$465,224

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,138	$5,933	$5,646	$5,556	$5,500
Interest income – investments and other	898	886	886	870	842
Interest expense – deposits	(446)	(405)	(383)	(353)	(338)
Interest expense – subordinated debt	(91)	(89)	(89)	(91)	(91)
Interest expense – junior subordinated debt	(79)	(76)	(68)	(69)	(65)
Interest expense – other borrowings	—	—	—	—	(1)
Total net interest income	$6,420	$6,249	$5,992	$5,913	$5,847
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$18	$18	$19	$25	$26
Tax benefit realized on non-taxable interest income – municipal securities	76	74	74	71	70
Total tax benefit realized on non-taxable interest income	$94	$92	$93	$96	$96
Total tax-equivalent net interest income	$6,514	$6,341	$6,085	$6,009	$5,943

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2017	September 30, 2016
Income Statement
Interest income
Interest and fees on loans	$17,717	$16,106
Interest on deposits in banks	239	183
Interest on securities
Taxable interest	1,933	2,037
Tax-exempt interest	436	425
Dividends on restricted securities	62	60
Total interest income	$20,387	$18,811
Interest expense
Interest on deposits	$1,234	$1,000
Interest on federal funds purchased	—	3
Interest on subordinated debt	269	270
Interest on junior subordinated debt	223	190
Interest on other borrowings	—	6
Total interest expense	$1,726	$1,469
Net interest income	$18,661	$17,342
Provision for loan losses	—	—
Net interest income after provision for loan losses	$18,661	$17,342
Noninterest income
Service charges on deposit accounts	$2,250	$2,635
ATM and check card fees	1,544	1,532
Wealth management fees	1,061	1,009
Fees for other customer services	408	427
Income from bank owned life insurance	304	316
Net gains (losses) on sales of securities	24	10
Net gains on sale of loans	121	102
Other operating income	224	335
Total noninterest income	$5,936	$6,366
Noninterest expense
Salaries and employee benefits	$9,585	$10,042
Occupancy	1,094	1,169
Equipment	1,208	1,232
Marketing	410	352
Supplies	277	312
Legal and professional fees	658	646
ATM and check card fees	596	655
FDIC assessment	240	354
Bank franchise tax	325	282
Telecommunications expense	313	339
Data processing expense	455	434
Postage expense	197	182
Amortization expense	480	592
Other real estate owned expense (income), net	6	(120)
Other operating expense	1,419	1,374
Total noninterest expense	$17,263	$17,853
Income before income taxes	$7,334	$5,855
Income tax expense	2,203	1,629
Net income	$5,131	$4,226

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2017	September 30, 2016
Common Share and Per Common Share Data
Net income, basic	$1.04	$0.86
Weighted average shares, basic	4,939,905	4,923,598
Net income, diluted	$1.04	$0.86
Weighted average shares, diluted	4,942,189	4,926,380
Shares outstanding at period end	4,945,056	4,926,546
Tangible book value at period end	$11.42	$9.99
Cash dividends	$0.105	$0.09

Key Performance Ratios
Return on average assets	0.95%	0.80%
Return on average equity	12.47%	11.62%
Net interest margin	3.74%	3.61%
Efficiency ratio (1)	67.51%	72.41%

Average Balances
Average assets	$725,106	$703,173
Average earning assets	677,092	653,203
Average shareholders’ equity	55,029	48,572

Asset Quality
Loan charge-offs	$510	$451
Loan recoveries	490	537
Net charge-offs (recoveries)	20	(86)

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$17,717	$16,106
Interest income – investments and other	2,670	2,705
Interest expense – deposits	(1,234)	(1,000)
Interest expense – federal funds purchased	—	(3)
Interest expense – subordinated debt	(269)	(270)
Interest expense – junior subordinated debt	(223)	(190)
Interest expense – other borrowings	—	(6)
Total net interest income	$18,661	$17,342
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$55	$76
Tax benefit realized on non-taxable interest income – municipal securities	224	219
Total tax benefit realized on non-taxable interest income	$279	$295
Total tax-equivalent net interest income	$18,940	$17,637

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.